MUTUAL FUND SERVICES AGREEMENT

     THIS AGREEMENT is made as of this 7th day of August 2003, by and between THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND (the "Trust"),a Delaware business trust having its principal place of business at 1830 Main Street, Suite 204, Weston, FL 33326, and CITCO-QUAKER FUND SERVICES, INC. ("CQFS"), a corporation organized under the laws of the State of Delaware and having its principal place of business at 1288 Valley Forge Road, P.O. Box 987, Suite 88, Valley Forge, PA 19482. This Agreement will become effective on the day the Investment Company Services Agreement between the Trust and InCap Service Company dated June 1, 1999 is terminated. CRA Fund Advisors, Inc., the advisor to the Trust, will provide CQFS reasonable notice of such termination date.

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized by its Agreement and Declaration of Trust and by-laws to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios") and to further divide such Portfolios into separate share classes, and

     WHEREAS, The Trust has authorized the issuance of shares of beneficial interest in the Portfolios, and share classes thereof, listed on Schedule A to this Agreement, attached hereto and made part of this Agreement, as such Schedule A may be amended from time to time (each series individually referred to herein as a "Portfolio" and collectively as the "Portfolios"), and

     WHEREAS, the Trust desires that CQFS perform certain Transfer Agent, Accounting, and Administrative Services for the Portfolio of the Trust listed on Schedule A; and

     WHEREAS, CQFS is willing to perform such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.   RETENTION OF CQFS.

     The Trust hereby retains CQFS to act as Transfer Agent, Trust Accountant and Administrator of the Trust and to furnish the Trust with the services set forth in Schedule B to this Agreement, attached hereto and made part of this Agreement, as such Schedule B may be amended from time to time. CQFS hereby accepts such employment to perform such duties.

2.   SUBCONTRACTING.

     CQFS may, at its own expense and, upon written notice to the Trust, subcontract with any entity or person concerning the provision of the services contemplated in Schedule B; provided, however, that CQFS shall not be relieved of any of its obligations under this Agreement by the

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appointment  of such  subcontractor  and  provided  further,  that CQFS shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

3.   COMPENSATION.

     The Trust shall pay for the services to be provided by CQFS under this Agreement in accordance with, and in the manner set forth in, Schedule E attached hereto. The Trust acknowledges that the pricing in this Agreement is contingent upon the minimum investment as set forth in the current prospectus. If the minimum investment is reduced, the parties will negotiate for 2 weeks in order to set a fee which reflects CQFS' increased expenses. If negotiation is unsuccessful, CQFS may terminate the Agreement in accordance with Article 6 hereof.

     For purposes of determining fees payable to CQFS, the value of the Trust's net assets will be computed at the times and in the manner specified in the Trust's Prospectus and Statement of Additional Information then in effect.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, CQFS's compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of CQFS's compensation for the preceding month shall be made within 5 calendar days.

4.   REIMBURSEMENT OF EXPENSES.

     In addition to paying CQFS the fees described in Schedule E attached hereto, the Trust agrees to reimburse CQFS for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

     (a) All freight, delivery and bonding charges incurred by CQFS in delivering materials to and from the Trust;

     (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by CQFS in communications with the Trust, an adviser or sub-adviser to the Trust, the Trust's custodian, dealers and charges for maintaining a toll-free number for investors and potential investors; or other charges required to permit CQFS to perform the services to be provided hereunder and

     (c)  The Trust's proportionate costs of obtaining security market quotes;

     (d) All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Trust;

     (e) Any expenses CQFS shall incur at the written direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of CQFS who may otherwise be named as an authorized representative of the Trust for certain purposes; and

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     (f)  Any additional expenses reasonably incurred by CQFS in the performance of its duties and obligations under this Agreement and approved in advance by the Trust.

5.   EFFECTIVE DATE.

     This Agreement shall become effective with respect to a Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

6.   TERM OF THIS AGREEMENT.

     The term of this Agreement shall continue in effect, unless earlier terminated by any party hereto as provided hereunder, until May 31 2008. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for additional periods of one year.

     This Agreement may be terminated without penalty: (i) by the Trust or CQFS upon ninety (90) days' written notice; or (ii) by the Trust for "cause" (as defined below) upon the provision of sixty (60) days' advance written notice.

     For purposes of this Agreement, "cause" shall mean:

     (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach;
     (ii) an act or omission involving gross negligence, willful malfeasance or intentional wrongdoing;
     (iii)a series of negligent acts, omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Trust, a serious, unremedied and ongoing failure to perform satisfactorily CQFS's obligations hereunder, so long as notice of such acts, omissions and breaches has been provided to CQFS which remain uncured within the time frame set forth above;
     (iv) a final, non-appealable judicial, regulatory or administrative ruling or order in which CQFS has been found guilty of criminal or unethical behavior in the conduct of its business; or
     (v) financial difficulties evidenced by the filing of a voluntary or involuntary bankruptcy petition under Title 11 of the United States Code, as from time to time is in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

     Notwithstanding the foregoing, in the event this Agreement is terminated and if CQFS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due CQFS and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. CQFS shall be entitled to collect from the Trust, in addition to the compensation described in Schedule E, reasonable de-conversion expenses, including but not limited to, the amount of all of

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CQFS's out of pocket  expenses  incurred for services in connection  with CQFS's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, and a charge for other resources needed to effect such de-conversion.

7.   STANDARD OF CARE.

     The duties of CQFS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against CQFS hereunder. CQFS shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. CQFS shall be liable for any damages arising directly or indirectly out of CQFS's failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of CQFS's willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this Article 7, the term "CQFS" shall include directors, officers, employees and other agents of CQFS as well as CQFS itself.)

     Without limiting the generality of the foregoing or any other provision of this Agreement, (i) CQFS shall not be liable for consequential, special or punitive damages or (ii) any losses beyond its reasonable control, provided that CQFS has acted in accordance with the standard of care set forth above; and
(iii) CQFS shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that CQFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated persons of CQFS who may otherwise be named as an authorized representative of the Trust for certain purposes).

     CQFS may apply to the Trust at any time for instructions and may consult with counsel for the Trust and with accountants and other experts with respect to any matter arising in connection with CQFS' duties hereunder, and CQFS shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts qualified to render such opinion.

8.   INDEMNIFICATION.

     The Trust agrees to indemnify and hold harmless CQFS from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") to which CQFS may become liable arising directly or indirectly out of any action or omission to act which CQFS takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Trust, (ii) upon any instruction, notice or other instrument that CQFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated person of CQFS who may otherwise be named as an authorized representative of the Trust for certain purposes) or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth in Article 7 above, in connection with the performance of its duties or obligations hereunder. Further, CQFS shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of CQFS' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Article 8, the term "CQFS" shall include Trustees, officers, employees and other agents of CQFS as well as CQFS itself.)

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     CQFS agrees to indemnify  and hold  harmless the Trust from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") to which the Trust may become liable arising directly or indirectly out of CQFS's own willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties as set forth in this Agreement. (As used in this Article 8, the term "CQFS" shall include Trustees, officers, employees and other agents of CQFS as well as CQFS itself.)

     The party seeking indemnification under this Article 8 shall notify the other party promptly after receipt of any written assertion of such claim threatening to institute or actually instituting an action or proceeding, including service of summons or other legal process. Failure to notify the party from whom indemnification is sought will relieve that party from any liability which it may have on account of the indemnity provisions set forth under this
Article 8 unless the party has notice of the claim from another source.

     The parties will cooperate in the control of the defense of any action, suit or proceeding. Any party from whom indemnification is sought may negotiate the settlement of any action, suit or proceeding subject to the other party's approval, which approval will not be unreasonably withheld. The party seeking indemnification reserves the right to participate in the defense or settlement of a claim, action or proceeding with its own counsel, at its own cost, unless:

     o it has received an opinion from counsel to the indemnifying party stating that the use of common counsel would present an impermissible conflict of interest which does not otherwise alter the ability to obtain indemnification;

     o the defendants in, or targets of, any such action or proceeding include both CQFS and the Trust, and legal counsel to either party has reasonably concluded that there are legal defenses available to a party which are different from or additional to those available to the other party or which may be adverse to or inconsistent with defenses available to a party; or

     o the party from whom indemnification is sought authorizes the other party to employ separate counsel at the expense of the indemnifying party.

     o The terms of this Article 8 will survive the termination of this Agreement.

9.   RECORD RETENTION AND CONFIDENTIALITY.

     CQFS shall keep and maintain on behalf of the Trust all books and records which the Trust and CQFS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. CQFS further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process. In the event CQFS receives a request from a regulatory authority or civil process requesting such information, it will give notice to the Trust but shall not be obliged to await the Trust's response before complying with the request. CQFS agrees that it will not use any nonpublic information for any purpose other than the performance

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of its duties or obligations hereunder.  These confidentiality  obligations will survive the termination of the Agreement.

10.  FORCE MAJEURE.

     CQFS assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

11.  RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

     All records and other data except computer programs, whether or not customized, and procedures developed to perform services required to be provided by CQFS are the exclusive property of the Trust and all such records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason. CQFS may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain CQFS's files, records and documents created and maintained by CQFS pursuant to this Agreement which are no longer needed by CQFS in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by CQFS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents. If destruction of documents is authorized by the Trust, CQFS shall provide reasonable proof of such destruction to the Trust. The Trust shall indemnify CQFS pursuant to
Article  8  against  all  claims  arising  from  CQFS'   acquiescence   to  this
instruction.

12.  REPRESENTATIONS OF THE TRUST.

     The Trust certifies to CQFS that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized an indefinite number of shares, (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; (3) that it has no undisclosed regulatory, civil or criminal investigations, proceedings, claims or lawsuits, and that it will adhere to all pertinent laws and regulations, including providing the certifications required by the Sarbanes-Oxley Act ; (4) that it will disclose promptly any material regulatory, civil or criminal investigation, proceeding, claim or lawsuit during the term of this Agreement and (5) that the Trust is aware of its obligations under the PATRIOT Act and will work with CQFS to assure that its procedures do currently and will be adequate to meet the burdens thereunder.

13.  REPRESENTATIONS OF CQFS.

     CQFS represents and warrants that: (1) the various procedures and systems which CQFS has implemented with regard to safeguarding from loss or damage CQFS' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by CQFS and, when executed and delivered by CQFS, will constitute a legal, valid and binding

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obligation  of CQFS,  enforceable  against  CQFS in  accordance  with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement, (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; (5) that it has no undisclosed regulatory, civil or criminal investigations, proceedings, claims or lawsuits and that it will adhere to all pertinent laws and regulations; and (6) that it will disclose promptly any material regulatory, civil or criminal investigation, proceeding, claim or lawsuit during the term of this Agreement.

14.  INSURANCE.

     CQFS shall furnish the Trust with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of its insurance carrier(s), coverage levels and deductible amounts. CQFS shall notify the Trust within ten (10) days should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore. CQFS shall notify the Trust within ten (10) of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance. Any failure on the part of CQFS to notify the Trust of changes to CQFS's insurance coverage as set forth in this Article 14 shall constitute a material breach of this Agreement, and the Trust shall be entitled to terminate this Agreement immediately in the event of such a breach.

15.  DISASTER RECOVERY

     CQFS shall enter into and shall maintain in effect one or more agreement making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, CQFS shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. CQFS shall have no liability with respect to the loss of data or service interruptions caused by equipment failures, provided such loss or interruption is not caused by CQFS's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

16.  SEVERABILITY

     If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable, and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby materially impaired.

17.  SARBANES-OXLEY.

     CQFS agrees that any information that CQFS provides that is necessary to complete a report or other filing that is required to be certified by certain of the Trust's officers pursuant to eh Sarbanes-Oxley Act of 2002 and regulations issued and in effect from time to time under that Act will be true and complete when given. CQFS further aggress that any written representation or certification by it to the Securities and Exchange Commission pursuant to Sarbanes-Oxley and any rules or regulations issued from time to time pursuant to that statute will be true and complete when given.

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18.  USA PATRIOT ACT

     The Trust hereby delegates its responsibility under the PATRIOT Act to implement and operate the Trust's anti money-laundering policy to CQFS and CQFS accepts that responsibility. CQFS agrees to make available to any governmental agency with appropriate authority its records regarding the anti-money laundering program it administers on behalf of the Trust, including those records pertaining to the Customer Identification Program ("CIP"). The Trust and CQFS will work together to adopt an appropriate program to carry out these responsibilities of the Trust. CQFS represents that it is regulated by a federal functional regulator and that it has and will implement its AML program in accordance with all applicable federal laws and regulations. CQFS will certify to the Trust annually, in a form acceptable to the appropriate federal regulators, that it carries out portions of the Trust's CIP for the Trust.

19.  INFORMATION TO BE FURNISHED BY THE TRUST.

     The Trust has furnished to CQFS, or will furnish prior to the Effective Date, the following:

     (a)  Copies of the following documents:

          1. The Trust's Agreement and Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

          2.   The Trust's Bylaws and any amendments thereto; and

          3. Copies of resolutions of the Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct CQFS thereunder.

     (b) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct CQFS in all matters.

     (c) Anti-Money Laundering Procedures, if any, that the Trust has adopted, and the identity of the Compliance Officer, if any, to the Trust.

     (d) Copies of the Prospectus and Statement of Additional Information for each Portfolio.

     (e) Copies of any other documents reasonably requested by CQFS in connection with entering into this Agreement.

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20.  AMENDMENTS TO AGREEMENT.

     This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

     The parties hereto acknowledge that industry practice procedures, as guided by regulatory requirements, will be used by CQFS in performing the duties set forth in the Schedules hereto. Should the Trust request a change to a particular practice procedure or procedures, CQFS' responsibility will be only that set forth in Paragraph 7 hereof.

21.  COMPLIANCE WITH LAW.

     Except for the obligations of CQFS otherwise set forth herein, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Trust represents and warrants that the Trust's registration statement under the Securities Act and the 1940 Act has been declared effective.

22.  NOTICES.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to CQFS, at 1288 Valley Forge Road, P.O. Box 987, Suite 88, Valley Forge, PA 19482, Attn: Mr. Kenneth Faith; and if to the Trust, at 1830 Main Street, Suite 204, Weston, FL 33326, Attn: Mr. Neil M. Solomon or at such other address as such party may from time to time specify in writing to the other party pursuant to this Article.

23.  ASSIGNMENT.

     This Agreement and the rights and duties hereunder shall not be assignable by any party hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

24.  GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

25.  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


CRA FUND ADVISORS, INC.                 ATTEST

/s/ Neil M. Solomon                     /s/ Cindi Sobel
-----------------------------           ---------------------------
By:  Neil M. Solomon                    By: Cindi Sobel
Principal                               Secretary


CITCO-QUAKER FUND SERVICES, INC.        ATTEST


By: /s/ Kenneth Faith                   /s/ John Lukan
    -------------------------           ---------------------------
Kenneth Faith                           By:  John Lukan
Chief Operating Officer                 Secretary

                                   SCHEDULE A

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                                     BETWEEN
                             CRA FUND ADVISORS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                              Dated August 7, 2003


--------------------------------------------------------------------------------

PORTFOLIOS                                       CLASS A     CLASS B     NO-LOAD

--------------------------------------------------------------------------------
The CRA Qualified Investment Fund                                          X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                       11

                                   SCHEDULE B

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                             CRA FUND ADVISORS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                              Dated August 7, 2003


ACCOUNTING  SERVICES TO BE PROVIDED BY CITCO-QUAKER FUND SERVICES,  INC. FOR THE
--------------------------------------------------------------------------------
PORTFOLIOS OF THE CRA FUND ADVISORS, INC. AS SET FORTH ON SCHEDULE A ABOVE
--------------------------------------------------------------------------

(a)  Maintenance of Books and Records.

          CQFS shall maintain and keep current the accounts, books, records and other documents relating to the Trust's financial and portfolio transactions as may be required by the rules and regulations of the Securities and Exchange Commission (the "SEC") adopted under Section 31(a) of the 1940 Act. CQFS shall cause the subject records of the Trust to be maintained and preserved pursuant to the requirements of the 1940 Act.

(b)  Performance of Daily Accounting Services.

          In addition to the maintenance of the books and records specified above, CQFS shall perform the following accounting services daily for each Portfolio and provide such reports to any person designated to the Trust:

               (i) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection (ii) below;

               (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Portfolio's investment adviser or its designee as approved by the Trust's Board of Trustees (hereafter referred to as " Trustees ");

               (iii)Verify and  reconcile  with the  Portfolios'  custodian  all daily trade  activity  and  reconcile  cash  balances;

               (iv) Compute,  as  appropriate,  each  Portfolio's net income and capital gains, dividend payables, dividend factors, yields, and weighted average portfolio maturity;

               (v) Prepare the daily the net asset value calculation and dividend factor (if any) for each Portfolio prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ or such other exchange or reporting entity as is approved by the Trustees;

               (vi) Determine   unrealized   appreciation  and  depreciation  on
                    securities held by the Portfolios;

               (vii)Amortize   premiums  and  accrete  discounts  on  securities
                    purchased at a price other than face value, if requested by the Trust;

               (viii) Update Trust accounting system to reflect rate changes, as received from a Portfolio's investment adviser or designee, on variable interest rate instruments;

               (ix) Post Portfolio transactions to appropriate categories;

               (x) Accrue expenses of each Portfolio according to instructions received from the Trust's administrator;

               (xi) Determine the  outstanding  receivables and payables for all
                    (1) security  trades,  (2) Portfolio share  transactions and
                    (3) income and expense accounts; and

               (xii)Provide  accounting  reports in connection  with the Trust's regular annual audit, its semi-annual financial statement, and other audits and examinations by regulatory agencies;

               (xiii) Maintain a security reference master.

(c)  Special Reports and Services.

               (i) CQFS may provide additional special reports upon the request of the Trust or a Portfolio's investment adviser or designee, which may result in additional charges, the amount of which shall be agreed upon between the parties prior to the provision of such special report.

               (ii) CQFS may provide such other similar services with respect to a Portfolio as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to the provision of such service.

(d)  Additional Accounting Services.

     CQFS shall also perform the following additional accounting services for each Portfolio:

               (i) Provide monthly a set of financial statements for each Portfolio as described below, upon request of the Trust: (1) Statement of Assets and Liabilities (2) Statement of Operations (3) Statement of Changes in Net Assets (4) Security Purchases and Sales Journals (5) Portfolio Holdings Reports (6) the cash settlement (7) Schedule of capital Gains and Losses and (8) custodial investment balance reconciliations.

               (ii) Provide accounting information for the following:

                    (A) federal and state income tax returns and federal excise tax returns;
                    (B) the Trust's semi-annual reports with the SEC on Form N-SAR and Form N-CSR;
                    (C) the Trust's annual, semi-annual and quarterly (if any) shareholder reports;
                    (D) registration statements on Form N-1A and other filings relating to the registration of shares;
                    (E) CQFS's monitoring of the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
                    (F)  annual audit by the Trust's auditors; and

                    (G) regular examinations performed by the SEC. Please note that if an examination exceeds 5 business days in a single year, additional charges may apply.

               (iii)Maintain  historical  tax lots for each  security,  provided that CQFS obtains complete information from the prior service provider and further provided that the Advisor to the Fund informs CQFS of the method of accounting to be used.

               (iv) prepare monthly broker security transaction summaries.

                                   SCHEDULE C

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                             CRA FUND ADVISORS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                            Dated ____________, 2003

ADMINISTRATIVE  SERVICES TO BE PROVIDED BY CITCO-QUAKER FUND SERVICES,  INC. FOR
--------------------------------------------------------------------------------
THE PORTFOLIOS OF THE CRA FUND ADVISORS, INC. AS SET FORTH ON SCHEDULE A ABOVE
------------------------------------------------------------------------------

     CQFS shall provide the Trust with regulatory reporting services; shall provide all necessary office space, equipment, personnel, compensation and facilities for handling the affairs of the Trust; and shall provide such other services as the Trust may request that CQFS perform consistent with its obligations under this Agreement. CQFS does not provide legal services to the Trust, and the Trust should always consult its own counsel with respect to regulatory issues and compliance. Without limiting the generality of the foregoing, CQFS shall:

     (a) calculate Trust expenses and administer all disbursements for the Trust, and as appropriate compute the Trust's yields, total return, net asset value, expense ratios and portfolio turnover rate;

     (b) cooperate, in consultation with the Trust and Trust counsel, in the printing and distribution of prospectuses, statements of additional information, registration statements and proxy materials;

     (c) prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Trust as may be required in order to comply with federal and state securities law) as may be necessary to make notice filings relating to the Trust's shares with federal and state securities authorities, monitor the sale of Trust shares for compliance with federal and state securities laws regarding registration, and file with the appropriate federal and state securities authorities administrative, compliance filings as may be necessary or convenient to enable the Trust to make a continuous offering of its shares; provided that CQFS shall not prepare any documents requiring a legal opinion or constituting legal work;

     (d) coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Trust shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, assisting trust counsel in the preparation of proxy materials, including the tabulation of shareholder votes;

     (e) administer contracts and calculate expenses payable on behalf of the Trust with the Trust's investment adviser, sub-advisers, distributor, custodian, and other service providers;

     (f) supervise the Trust's transfer agent with respect to the payment of dividends and other distributions to shareholders;

     (g) calculate performance data of the Trust for dissemination to outlets which the Trust may from time to time direct;

     (h) assist with the layout and printing of shareholder communications, including prospectuses and supplements thereto, and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to shareholders;

     (i) provide individuals acceptable to the Trustees to serve as officers of the Trust, who may be responsible for the management of certain administrative portions of the Trust's affairs as may determined by the Trustees, except for certain legal and compliance matters not specifically addressed herein;

     (j) undertake to use its best efforts to locate and timely pay premiums for fidelity bonds and Trustees and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Trustees;

     (k) monitor for the Trust and its Portfolios their registered investment company status under Subchapter M of the Internal Revenue Code of 1986 by reviewing the allocation of securities in each portfolio and advise the Trust if any Portfolio fails to meet the requirements and monitor the Trust's compliance with the investment restrictions and limitations imposed by the 1940 Act and the applicable regulations thereunder and the fundamental and non-fundamental fund investment limitations listed in the Trust's Prospectus and Statement of Additional Information.);

     (l) monitor and pay Trust bills, maintain Trust's budget and report budget expenses and variances to Trust management;

     (m) provide coordination of meetings and preparation of materials for the quarterly and special meetings of the Trustees and special meetings of the Trust's shareholders;

     (n) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to the Trust's independent public accountants in connection with the preparation of any audit or report requested by the Trust;

     (o) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to the Securities and Exchange Commission (the "SEC") or any other regulatory authority in connection with any regulatory audit of the Trust;

     (p) perform all administrative services and functions of the Trust to the extent administrative services and functions are not provided to the Trust by other agents of the Trust, which are reasonably requested by the Trustees in connection with the performance of their duties;

     (q) prepare and file with the SEC the annual and semi-annual report for the Trust on Form N-SAR , Form N-CSR and all required notices pursuant to Rule 24f-2, or 17g-1;

     (r) file any post-effective amendments under the Securities Act of 1933 prepared by Trust Counsel; and

     (s)  Assist in the administration of the Trust's Code of Ethics.

                                   SCHEDULE D

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                             CRA FUND ADVISORS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                              Dated August 7, 2003

TRANSFER AGENCY SERVICES TO BE PROVIDED BY CITCO-QUAKER FUND SERVICES,  INC. FOR
--------------------------------------------------------------------------------
THE PORTFOLIOS OF THE CRA FUND ADVISORS, INC. AS SET FORTH ON SCHEDULE A ABOVE
------------------------------------------------------------------------------

     (a)  Shareholder Transactions
          ------------------------

          (i) Process shareholder purchase and redemption orders and wire orders in accordance with conditions set forth in the Trust's prospectus.

          (ii) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions, and maintain certain other information as may be requested by the Trust, provided that such information may be obtained from the Trust's prior service providers.

          (iii)Issue confirmations to shareholders in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (iv) Issue periodic statements for shareholders.

          (v)  Process transfers and exchanges.

          (vi) Act as a service agent and process dividend payments, including the purchase of new shares, through dividend reimbursement.

          (vii)Record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding.

          (viii) Perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

          (ix) Administer and/or perform all other customary services of a transfer agent.

          (x) Prepare and mail confirmation statements to dealers in accordance with Regulation T, Rule 10b-10 and any other applicable rules or regulations.

          (xi) Maintain all shareholder records, including account applications and transaction history as may be required by the rules and regulations of the Securities and Exchange Commission (the "SEC") adopted under Section 31(a) of the 1940 Act. CQFS shall cause the subject records of the Trust to be maintained and preserved pursuant to the requirements of the 1940 Act.

     (b)  Shareholder Information Services
          --------------------------------

          (i) Make information available to shareholder servicing units and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

          (ii) Produce a reasonable amount of detailed transaction history through duplicate or special order statements upon request. CQFS reserves the right to charge extra if these requests exceed 300 shareholders per quarter.

          (iii)Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

          (iv) Respond to all inquiries and communications from shareholders relating to shareholder accounts.

     (c)  Compliance Reporting
          --------------------

          (i) Provide reports to the Securities and Exchange Commission and the states in which the Portfolios are registered.

          (ii) Prepare and distribute appropriate Internal Revenue Service forms for shareholder income and capital gains.

          (iii) Issue tax withholding reports to the Internal Revenue Service.

     (d)  Dealer/Load Processing (if applicable)
          --------------------------------------

          (i) Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

          (ii) Account  for   separation   of   shareholder   investments   from
               transaction sale charges for purchase of Portfolio shares.

          (iii)Calculate fees due under 12b-1 plans for distribution and marketing expenses.

          (iv) Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Portfolio.

     (e)  Shareholder Account Maintenance
          -------------------------------

          (i) Maintain all shareholder records for each account in each Portfolio.

          (ii) Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

          (iii) Record shareholder account information changes.

          (iv) Maintain account documentation files for each shareholder.

     CQFS shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time either at no additional fees or for such reasonable and customary fees as are mutually agreed upon by the parties; provided, however that the Trust or CQFS may retain third parties to perform such other services. Such services may include performing internal audit examination; mailing the annual reports of the Portfolios; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay CQFS's out-of-pocket expenses.

                                   SCHEDULE E

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                             CRA FUND ADVISORS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.

                            PROPOSED PRICING SCHEDULE
                           FOR ADMINISTRATION SERVICES

CITCO-Quaker Fund Services will provide all of the services described in Schedule B herein, to all Portfolios listed on Schedule A herein, for the following fees:

--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                         ANNUALIZED FEES
--------------------------------------------------------------------------------

On The First $250 Million in Aggregate Assets                         0.075%
--------------------------------------------------------------------------------

On All Aggregate Assets In Excess of $250 Million                     0.05%
--------------------------------------------------------------------------------

The above fees include 100 portfolio trades per month, based on the single Portfolio of the Trust (exclusive of daily cash investments). Portfolios executing more than 100 portfolio trades per month will be charged $5 per trade for each trade in excess of 100. Fees are based on the assets in the existing single portfolio.

The Trust will be subject to either a $75,000 minimum annual fee or applicable scheduled fees as noted above, which ever is greater.

In addition to the above fees, each Portfolio will reimburse CITCO-Quaker for the costs of the daily portfolio price quotation services utilized by the Portfolio(s).

OUT-OF-POCKET EXPENSES:

In addition to the above fees, the Trust will reimburse CQFS or pay directly certain out-of-pocket expenses incurred on the Portfolio's behalf, including but not limited to; postage and mailing preparation, photocopying, supplies, record storage, special and unique programming, confirmations and statements, Blue Sky fees, applicable Imaging fees, any third party links, printing, telephone lines and VRU services, Citrix link to Transfer Agency system, internet architecture and access fees, DST FanMail or other similar reporting services, bank service charges, associated fees of NSCC trading, other industry standard transfer agency expenses, travel expenses and any other expenses approved by the Portfolio(s) or an Adviser thereto. Each Portfolio will also be responsible for its normal operating expenses, such as federal and state filing fees, insurance premiums, typesetting and printing of the Portfolio's public documents, and fees and expenses of each Portfolio's other vendors and providers.

TERM OF PROPOSAL:

This pricing schedule is good for a period of 30 days from the date captioned above.

CHANGE OF TERMS:

This schedule is based upon the current requirements of the Trust, as set forth in the Prospectus and Statement of Additional Information (SAI). Any material changes to the Prospectus or SAI, including but not limited to the addition of Portfolios, a material and sudden change to the assets under management or to the minimum investment amount, constitutes a material change to this Agreement. If such changes occur, the parties will modify this schedule in accordance with the terms of Paragraph 3 of the Mutual Fund Services Agreement.